PRICING SUPPLEMENT NO. 62                                    Rule 424(b)(3)
DATED: November 4, 1997                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $30,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 11/06/97   Fixed Rate Notes [_]     Certificated Notes [_]

Maturity Date: 11/06/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                         Optional               Optional
                        Redemption       Repayment              Repayment
Redeemable On           Price(s)         Date(s)                Price(s)
-------------           ----------       ---------              ---------

N/A                     N/A              N/A                    N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[_]         Federal Funds Rate              Interest Reset Date(s): *

[_]         Treasury Rate                   Interest Reset Period: Daily

[_]         LIBOR Reuters                   Interest Payment Date(s): **

[_]         LIBOR Telerate

[x]         Prime Rate

[_]         CMT Rate

Initial Interest Rate: ***                  Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.82%
---------------------------------

*        Daily on each Business Day.

**       2/06/98, 05/06/98, 8/06/98 and 11/06/98.

***      The Prime Rate as of November 6, 1997, minus 282 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.